Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Momentous Holdings Corp., (the "Company"), on Form 10-Q for the period ended February 28, 2018, as filed with the Securities and Exchange Commission (the "Report"), James Horan, Chief Executive Officer, and Nooroa Ogden, Chief Financial Officer, do hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James Horan
By: James Horan
Its: Chief Executive Officer

/s/ Nooroa Ogden
Nooroa Ogden
Chief Financial Officer

April 13, 2018